Exhibit - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                              Three Months Ended
                                                                   March 31,
                                                     --------------------------------------
                                                           2001                 2002
                                                     -----------------    -----------------
 BASIC
   Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                                8,132,559            8,165,325

    Net income                                              $ 521,000            $ 208,000
                                                     =================    =================

 Basic earnings per share                                   $    0.06            $    0.03
                                                     =================    =================
 DILUTED
   Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                                8,132,559            8,165,325
   Assumed exercise of stock options                          897,069              608,691
                                                     -----------------    -----------------
                                                            9,029,628            8,774,016

    Net income                                              $ 521,000            $ 208,000
                                                     =================    =================

 Diluted earnings per share                                 $    0.06            $    0.02
                                                     =================    =================


The accompanying notes are an integral part of these financial statements.